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                                                                    EXHIBIT 24.4


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                                POWER OF ATTORNEY


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         KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Thomas O. Flood and Michael J. Kincaid, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 (the "Registration Statement") of Tractor Supply Company (the "Company") relating to the shares of the Company's Common Stock originally issued pursuant to the TSC Industries, Inc. Employee Stock Ownership Plan and currently held in accounts for the benefit of certain participants in the Tractor Supply Company Restated 401(k) Plan, and any and all amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  July 24, 1997



                                                      /s/ Thomas J. Hennesy, III
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                                                      Thomas J. Hennesy, III